Exhibit 10.17

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO SUBLEASE (this “Amendment”) is made and entered into effective as of September 24, 2013 (the “Effective Date”), between FREEDOMROADS, LLC, a Minnesota limited liability company (“Landlord”), FRHP LINCOLNSHIRE, LLC, a Minnesota limited liability company (“Master Landlord”) and iRHYTHM TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

Recitals:

A.	Landlord and Tenant have entered into that certain Sublease dated October 29, 2009 (the “Original Lease”), as amended by that certain First Amendment to Sublease dated June 1, 2010 (the “First Amendment” and, collectively, together the Original Lease, the “Sublease” or “Lease”) whereby Landlord leased to Tenant certain Leased Premises (as more particularly described in the Lease).

B.	Pursuant to that certain Master Landlord’s Consent attached to the First Amendment, Master Landlord agreed that in the event the Master Lease terminates prior to the expiration of the Sublease, the Sublease shall continue in full force and effect as a direct lease between Master Landlord and Tenant upon all of the terms, covenants and conditions of the Sublease.

C.	Tenant has exercised its first option to extend the Term of the Lease pursuant to the terms of the First Amendment and Master Landlord and Landlord are considering terminating the Master Lease.

D.	Landlord and Tenant desire to acknowledge the extension of the Term, confirm that in the event of a termination of the Master Lease the Sublease shall continue in full force and effect as a direct lease between Master Landlord and Tenant upon all of the terms, covenants and conditions of the Lease and amend the Lease pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Master Landlord, Landlord and Tenant hereby agree as follows:

1.	All initially capitalized terms used but not otherwise defined herein shall have the same meaning as affixed thereto in the Sublease.

2.	Landlord and Tenant acknowledge that Tenant has exercised its option to extend the Term of the Lease for the first Extension Term, commencing November 1, 2013 and expiring October 31, 2016. Base Annual Rent during the first Extension Term shall be determined in accordance with Article 1B of the Lease.

3.	Article 1B. of the Sublease is hereby deleted and replaced with the following:

“B. Provided that Tenant is not in default of any terms or conditions of this Sublease beyond applicable notice and cure periods at the time of exercise or at the expiration of the Primary Term, Tenant shall have the option of extending this Sublease for two (2) additional terms (each, an “Extension Term”) of three (3) years each on the same terms and conditions as provided herein except for the Base Annual Rent (defined below), which shall be adjusted as set forth below. Effective on the first day of each Extension Term (each, an “Adjustment Date”), if applicable, Base Annual Rent shall be increased to an amount equal to the Base Annual Rent for the then expiring Lease Year multiplied by the CPI Increase (as defined below). As used herein, (1) the CPI Increase shall be equal to a fraction, the numerator of which shall be the CPI Index (as defined below) for the month which is two (2) months prior to the Adjustment Date and the denominator of which shall be the CPI Index for the month which is thirty-two months prior to the Adjustment Date and (ii) the “CPI Index” shall mean the Consumer Price Index for All Urban Consumers, All Items, U.S.A. Area, 1982-1984 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (Chicago-Gary-Kenosha, IL-IN-WI). If the CPI Index is discontinued, the CPI Index shall then mean the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States Government as determined by Landlord. Notwithstanding the foregoing, in no event shall the Base Annual Rent be decreased in any Extension Term. Notice of the exercise of each such option shall be delivered by Tenant to Landlord in writing not later than April 30, 2013 as to the first Extension Term and April 30, 2016 as to the second Extension Term”

4.	In the event of a termination of the Master Lease by Landlord and Master Landlord, notice thereof shall be provided to Tenant and this Lease shall continue in full force and effect as a direct lease between Master Landlord and Tenant upon all of the terms, covenants and conditions of the Lease, without the necessity of any further actions by the parties hereunder.

5.	In the event of any conflict between the terms of this Amendment and the terms of the Lease, the Terms of this Amendment shall control. This Amendment may be executed in multiple counterparts, each of which shall be deemed and original and all of which, when taken together, shall constitute one and the same instrument. An electronic or facsimile copy of this Amendment shalt have the same force and effect as the original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first mentioned, the corporate party or parties by its or their proper officers thereto duly authorized.

LANDLORD:

FREEDOMROADS, LLC, a Minnesota
limited liability company

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	Executive Vice President

Dated:	9/25/13

MASTER LANDLORD:

FHRP LINCOLNSHIRE, LLC, a Minnesota limited liability company

By:	/s/ Brent Moody
Name:	Brent Moody
Title:	Executive Vice President

Dated:	9/25/13

TENANT:

iRHYTHM TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Matthew C. Garrett
Name:	Matthew C. Garrett
Title:	Chief Financial Officer

Dated:	9-24-13

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